UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):  (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry Into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On March 31, 2005, SIRVA, Inc. (“SIRVA”), through its subsidiary SIRVA Worldwide, Inc. (“SIRVA Worldwide”), entered into a second amendment, dated effective March 28, 2005 (the “Second Amendment”) to the credit agreement, dated as of December 1, 2003, as amended (the “Credit Agreement”), among SIRVA Worldwide, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto.  The lenders include affiliates of LaSalle Bank and General Electric Capital Corporation, which are “purchasers” under SIRVA’s receivables securitization facility.

Among other things, the Second Amendment changes the applicable margin on term loans borrowed as ABR Loans from 1.00% to 1.50%, and as eurocurrency loans from 2.00% to 2.50%, and provides for increases in the applicable margin if SIRVA fails to deliver financial statements by the dates provided in the Second Amendment.  Furthermore, the Second Amendment clarifies that SIRVA’s relocation securitization programs do not constitute Attributable Debt (as defined in the Credit Agreement) for purposes of the leverage ratio.  The Second Amendment also provides a 90-day extension of time to deliver audited financial statements of SIRVA and SIRVA Worldwide for the year ended December 31, 2004, and a 60-day extension of time to deliver unaudited financial statements of SIRVA and SIRVA Worldwide for the quarter ending March 31, 2005.  Under the Second Amendment, SIRVA or its subsidiaries are permitted to sell assets or properties, the aggregate book value of which do not exceed $5,000,000, without a requirement as to receipt of cash proceeds at the time of the sale, provided that 100% of the net cash proceeds of any such sale is used as provided in the Credit Agreement.  The Second Amendment also permits certain of SIRVA’s relocation business receivables to be sold into SIRVA’s existing securitization programs.

The description of the Second Amendment set forth above is qualified in its entirety by reference to the actual terms of the amendment, which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

Not applicable.

(b)                               Pro Forma Financial Information.

Not applicable.

(c)                                Exhibits.

Exhibit Number	Description
99.1

Second Amendment, dated as of March 28, 2005, to the Credit Agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: March 31, 2005
	By:	/s/ Ralph A. Ford
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary